Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting and our report dated February 28, 2019 relating to the senior securities table of Goldman Sachs BDC, Inc., which appear in Amendment No. 3 to the Registration Statement on Form N-2 (No. 333-230801) of Goldman Sachs BDC, Inc.. We also consent to the references to us under the headings “Summary Consolidated Historical Financial and Other Financial Data of Goldman Sachs BDC, Inc.,” “Selected Consolidated Historical Financial Data and Other Information of Goldman Sachs BDC, Inc.,” “Senior Securities of Goldman Sachs BDC, Inc.,” and “Experts” in Amendment No. 3 to the Registration Statement on Form N-2 (No. 333-230801) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 6, 2020